EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated May 12, 1997 (August 20, 1997 as to Note 15), appearing in the Current Report on Form 8-K of Cendant Corporation filed on February 6, 1998.



DELOITTE & TOUCHE LLP

New York, New York
March 5, 1998